UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2016 (May 10, 2016)

THE J.G. WENTWORTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania		19087-5148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On May 10, 2016, The J.G. Wentworth Company announced its results of operations for the quarter ended March 31, 2016.  A copy of the related press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
At 10:00am EST on May 10, 2016, the Company will hold its earnings call discussing the results of operations for the quarter ended March 31, 2016, as well as certain selected information from the current period.
The information set forth in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for any other purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section.
This information shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 6, 2016, the Company notified the New York Stock Exchange (“NYSE”) that the Company would not be in compliance with the NYSE's continued listing standards when it filed its next quarterly report.  Specifically, the Company is below the NYSE's continued listing criteria under Rule 802.01B of the NYSE Listing Company Manual, because its average total market capitalization over a recent 30 consecutive trading day period was less than $50 million and as of March 31, 2016 reported stockholders' equity was less than $50 million.
In accordance with the continued listing criteria set forth by the NYSE, the Company intends to present a business plan to the NYSE within 45 days of its receipt of a notice of non-compliance from the NYSE (which the Company anticipates receiving shortly), demonstrating how it intends to comply with the continued listing standards within 18 months of receipt of the notice.  If the NYSE accepts the plan, the Company will be subject to quarterly monitoring for compliance by the NYSE.  While the Company intends to present a viable plan to regain compliance, there can be no assurance that the NYSE will grant the Company’s request for continued listing on the NYSE, or that the Company’s plans to comply with the required minimum total market capitalization and stockholders’ equity will be successful.
The Company’s common stock will continue to be listed and traded on the NYSE during the cure period, subject to compliance with the NYSE’s other applicable continued listing standards. The non-compliance notice, once received, will  not conflict with or violate any of the Company’s credit or debt obligations.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 10, 2016, issued by The J.G. Wentworth Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Scott E. Stevens
	Name:	Scott E. Stevens
	Title:	Executive Vice President & Chief Financial Officer

Dated: May 10, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 10, 2016, issued by The J.G. Wentworth Company